GK DEVELOPMENT

GK INVESTMENT PROPERTY HOLDINGS II, LLC SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

We, GK Investment Property Holdings II, LLC (the "Company"), are selling up to a maximum of 50,000 bonds (the "Bonds") in connection with this offering (the "Offering"). Each Bond will be sold at a public offering price of $1,000 per Bond, subject to the volume-based and other discounts set forth in the Company's Final Offering Circular, as may be supplemented (the "Offering Circular"). The minimum purchase requirement is five (5) Bonds. The Bonds will be sold in up to six (6) series, Series A-F. If you purchase Bonds between ________, 2019 and ______, 2020, you will receive Series A Bonds; between ________, 2020 and ______, 2020, Series B; between ________, 2020 and ______, 2021, Series C; and between ________, 2021 and ______, 2021, Series D. Series E and Series F Bonds will only be issued if we extend our offering for an additional year as described in the Offering Circular.

Your broker-dealer or registered investment advisor should mail properly completed and executed ORIGINAL documents, along with your **check payable to "UMB Bank, N.A., Escrow Agent for GK Investment Property Holdings II, LLC"** to GK Investment Property Holdings II, LLC at the address below. Documents may also be scanned and sent electronically to the email address listed below.

MAIL AND OVERNIGHT DELIVERY

GK Investment Property Holdings II, LLC c/o Great Lakes Fund Solutions, Inc., 500 Park Avenue, Suite 114, Lake Villa, IL 60046 Phone: (847) 265-1334 | Fax: (847) 265-1472 | Email: GKIPH@GLFSI.com

WIRE INSTRUCTIONS

UMB Bank, N.A., 1010 Grand Boulevard, 4TH Floor, Mail Stop 1020409, Kansas City, MO, 64106
ABA No: 101000695 Acct No:
Acct Name: UMB Bank, N.A., Escrow Agent for GK Investment Property Holdings II, LLC Ref: [Investor Name]

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

INSTRUCTIONS TO SUBSCRIBERS

Section 1: Indicate investment amount and payment type. Make all checks payable to "UMB Bank, N.A., Escrow Agent for GK Investment Property Holdings II LLC" or wire funds pursuant to the instructions above.
Section 2: Indicate type of ownership.
Section 3: Fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.
Section 4: Indicate distribution option.
Section 5: Indicate if you consent to the electronic delivery of documents.
Section 6: Indicate your qualification for purchasing the Bonds. If you are claiming to be an accredited investor, you must complete Addendum A.
Section 7: Read each of the acknowledgments and representations. Your signature in Section 8 indicates that you have read Section 7, in its entirety, and the Company may rely on your signature that you understand and/or meet the acknowledgments and representations contained therein.
Section 8: Execute the Subscription Agreement.

NON-CUSTODIAL OWNERSHIP

Accounts with more than one owner must have ALL PARTIES SIGN in Section 8.
Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 2.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers, as indicated in the corporate resolution, and include them with your other subscription documents.

GK DEVELOPMENT

SUBSCRIPTION AGREEMENT

7% Bonds

Issued by GK Investment Property Holdings II, LLC

Volume Discounts

5 - 19 Bonds = $1,000
20 - 29 Bonds = $970
30 - 39 Bonds = $960
40 + Bonds = $950

1 INVESTMENT (Select only one.)

☐ Initial Investment (minimum initial investment of 5 Bonds)
☐ Additional Investment in this Offering (no fractional bonds)
Account number for existing account: ______

Amount of Subscription $ ______

Price per Bond (no fractional bonds) $ ______

Payment type: ☐ Check Enclosed ☐ Wire transfer sent on the following date: ______
☐ DTC/Clearing Firm Settlement

2 TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ **Individual** — One signature required.
☐ **Joint Tenants with Rights of Survivorship** — All parties must sign.
☐ **Community Property** — All parties must sign.
☐ **Tenants in Common** — All parties must sign.
☐ **Uniform Gift to Minors Act** — State of ______ — Custodian signature required.
☐ **Uniform Transfer to Minors Act** — State of ______ — Custodian signature required.
☐ **Qualified Pension or Profit Sharing Plan** — Include plan documents.
☐ **Trust** — Include title, signature and "Powers of the Trustees" pages.
☐ **Corporation** — Include corporate resolution, articles of incorporation and bylaws. Authorized signature required.
☐ **Partnership** — Include partnership agreement. Authorized signature(s) required.
☐ **Other (Specify)** — ______ *Include title and signature pages.*

Custodial Ownership

☐ **Traditional IRA** — Owner and custodian signatures required.
☐ **Roth IRA** — Owner and custodian signatures required.
☐ **Simplified Employee Pension/Trust (SEP)** — Owner and custodian signatures required.
☐ **KEOGH** — Owner and custodian signatures required.
☐ **Other** — ______ Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian: ______
Mailing Address: ______
City: ______ State: ______ Zip Code: ______
Custodian Tax ID #: ______ Custodian Telephone #: ______
Custodian Account #: ______ Custodian Email: ______

3 SUBSCRIBER/INVESTOR INFORMATION

(All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)

Investor Social Security Number/Tax ID Number	Co-Investor Social Security Number/Tax ID Number

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status ☐ U.S. Citizen ☐ Non-resident Alien – Country of Origin ______
☐ Resident Alien – Country of Origin ______

Residential Address (No P.O. Box allowed)

Street Address	City	State	Zip Code

Home Telephone	Email

Mailing Address* (if different from above – P.O. Box allowed)

Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement

4 DISTRIBUTION OPTIONS FOR NON-QUALIFIED ACCOUNTS (Select only one.)

I (we) hereby subscribe for the Bond(s) of GK Investment Property Holdings II, LLC and elect the distribution option indicated below (choose one of the three options):

☐ I choose to have distribution checks mailed to me at the mailing address listed in Section 3.

☐ I choose to have distribution checks mailed to me at the following address.

Mailing Address	City	State	Zip Code

☐ I choose to have distributions deposited directly in a checking, savings or brokerage account.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to change it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution	Your Bank's ABA Routing #

Your Account #: ______ Name on Account or FBO: ______

Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check/ or a deposit form if a savings account. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

5 ELECTRONIC DELIVERY OF DOCUMENTS (OPTIONAL)

In lieu of receiving documents by mail, I authorize the company to make available on its web site at TBD its semi-annual reports, annual reports, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

I acknowledge that access to the internet, email and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my internet provider and telephone provider, and that these costs are my responsibility.

a. I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by calling my financial advisor.

b. I understand that if the e-mail notification is returned to the Company as "undeliverable," a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if the Company is unable to obtain a valid e-mail address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

c. I understand that my consent may be updated, including any updates in e-mail address to which documents are delivered, or cancelled, at any time by calling my financial advisor.

E-mail Address: ____________________

---

6 INVESTOR ELIGIBILITY CERTIFICATION

I understand that to purchase Bonds, I must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Bonds to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

I hereby represent and warrant that I meet the qualifications to purchase Bonds because (please mark one):

☐ I am a natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐ I am a non-natural person, and the aggregate purchase price for the Bonds I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐ I am an accredited investor.

If you marked that you are an accredited investor, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If Addendum A is not received with this Subscription Agreement, your subscription will not be accepted.

7 INVESTOR ACKNOWLEDGEMENTS AND REPRESENTATIONS

a. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.
b. I have received the Offering Circular.
c. I am purchasing the Bonds for my own account.
d. I agree that my rights and responsibilities relative to my ownership of the Bonds subscribed for in this offering shall be governed (i) by that certain Indenture by and between the Company and UMB Bank, as trustee, filed as an exhibit to the Offering Circular; and (ii) the Form of Bond filed as an exhibit to the Offering Circular.
e. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

8 INVESTOR SIGNATURES

Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both, you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on https://partnershipaccounting.com/gkdevelop. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company, each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient's change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

Form W-9: I HEREBY CERTIFY Under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is correct (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. citizen or other U.S. person (including a U.S. resident alien).

Certification Instructions: You must cross out item (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURES: THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Executed on (date): ____

Signature (Investor, or authorized signatory) ____ Title: ____

Joint Signature (Investor, or authorized signatory) ____ Title: ____

SUBSCRIPTION ACCEPTED | GK Investment Property Holdings II, LLC, A Delaware Limited Liability Company

By: Title: Dated:

GK
DEVELOPMENT

9 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The investor's registered representative (the "Registered Representative") of a participating broker-dealer ("Broker-Dealer") or an authorized representative of the investor's Registered Investment Advisor ("Registered Investment Advisor") must sign below to complete the order.

If sold by a Registered Representative, the Registered Representative and the Broker-Dealer hereby represent and warrant that he/she and the Broker-Dealer are duly licensed and may lawfully conduct securities business in the state designated as the investor's legal residence. If sold by a Registered Investment Advisor, the Registered Investment Advisor represents that he/she is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Broker-Dealer or RIA Firm Name

Broker-Dealer CRD Number

Firm Telephone Number

Firm Fax Number

Firm Operations Email

Firm Mailing Address

City

State

Zip Code

Registered Representative or IAR Name

RR or IAR Branch Name/Number

RR or IAR Telephone Number

RR or IAR Fax Number

RR or IAR Mailing Address

City

State

Zip Code

RR or IAR Email

☐ **RIA Submission** *Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not receive a selling commission.*

The undersigned confirm on behalf of the Broker-Dealer or Registered Investment Advisor that they (1) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor's prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (6) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative or RIA Signature

Date

State of Sale

Broker-Dealer Principal Approval

(If required by Broker-Dealer)

Date

GK DEVELOPMENT

Addendum A

THIS SECTION IS REQUIRED FOR ACCREDITED INVESTORS ONLY

If you marked in Section 6, Investor Eligibility Certifications, that you are an accredited investor as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, please complete this Addendum A.

If a natural person, I hereby represent and warrant that (check box as appropriate):

- ☐ I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000; or
- ☐ I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.
- ☐ I am an executive officer or general partner of the Company or a manager or executive officer of the general partner of the Company.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

- ☐ an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Bonds, with total assets over $5,000,000;
- ☐ a trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Bonds and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Bonds as described in Rule 506(b)(2)(ii) under the Securities Act of 1933 (the "Securities Act")s;.
- ☐ a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended; an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);
- ☐ a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended
- ☐ an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;
- ☐ a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);
- ☐ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;
- ☐ a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or
- ☐ an entity (including an Individual Retirement Account) in which all of the equity owners are accredited investors.

Date

Signature (Investor, or authorized signatory) Title:

Joint Signature (Investor, or authorized signatory) Title: